Exhibit 99.1

January 28, 2020

Media contact:	Investor/analyst contact:
Media Relations	Emily Halverson
(206) 304-0008	Director, Investor Relations
(206) 392-5908

Alaska Air Group Reports Fourth Quarter 2019 and Full-Year Results; Raises Dividend 7%

Dividend Increase:
•Announced today a 7% increase in the quarterly dividend, from $0.35 per share to $0.375 per share. This is the seventh time the company has raised the dividend since initiating the quarterly dividend in July 2013, with a cumulative increase of 275% since that time. The dividend will be paid on March 5, 2020, to all shareholders of record as of February 18, 2020. Dividends are financed from operating cash flow and cash on hand.

Financial Highlights:
•Reported net income for the fourth quarter and full year 2019 under Generally Accepted Accounting Principles (GAAP) of $181 million, or $1.46 per diluted share, and $769 million, or $6.19 per diluted share. These results compare to fourth quarter 2018 net income of $23 million, or $0.19 per diluted share, and full year 2018 net income of $437 million, or $3.52 per diluted share.
•Reported adjusted net income, excluding merger-related costs and mark-to-market fuel hedging adjustments for the fourth quarter and full year 2019 of $181 million, or $1.46 per diluted share, and $798 million, or $6.42 per diluted share. These results compare to fourth quarter 2018 adjusted net income of $93 million, or $0.75 per diluted share, and full year 2018 adjusted net income of $554 million, or $4.46 per diluted share. This quarter's adjusted results compare to the First Call analyst consensus estimate of $1.41 per share.
•Paid a $0.35 per share quarterly cash dividend in the fourth quarter, bringing total dividends paid in 2019 to $173 million.
•Repurchased a total of 1,192,820 shares of common stock for approximately $75 million in 2019.
•Generated approximately $1.7 billion of operating cash flow, and used approximately $696 million for capital expenditures, resulting in approximately $1 billion of free cash flow in 2019, representing free cash flow conversion of 133%.
•Grew passenger revenues by 8% compared to the fourth quarter of 2018, and by 6% compared to full-year 2018.
•Generated full-year adjusted pretax margin of 12% in 2019, 3.1 points higher than the 8.9% in 2018.
•Held $1.5 billion in unrestricted cash and marketable securities as of December 31, 2019.
•Achieved the goal of 75% repayment on the $2 billion debt borrowed to fund the acquisition of Virgin America, driving our debt-to-capitalization ratio to 41% as of December 31, 2019, from 47% as of December 31, 2018 and 51% as of December 31, 2016.
•Reduced net adjusted debt to EBITDAR to 0.9x as of December 31, 2019 from 1.7x as of December 31, 2018.

2019 Accomplishments and Highlights:

Recognition and Awards
•Ranked "Highest in Customer Satisfaction Among Traditional Carriers" in 2019 by J.D. Power for the 12th year in a row.
•Named "Best U.S. Airline" by Condé Nast Traveler in their 2019 Readers Choice Awards for the second consecutive year, a continuation of the ten consecutive years that Virgin America received the recognition.
•Mileage Plan™ ranked first in U.S. News & World Report's list of Best Travel Rewards Programs for the fifth time.
•Ranked as top U.S. airline in Newsweek's 2020 Best Customer Service awards.
•Named "Best Mid-Size Airline" by TripAdvisor in their 2019 Travelers Choice awards.
•Earned top spot for customer satisfaction on the American Customer Satisfaction Index Travel Report for 2018-2019.
•Named "Best Airline" by Kayak in their 2019 Travel Hacker Awards.
•Ranked the best U.S. airline in Money Magazine for the second year in a row.
•Rated as one of only two U.S. airlines in the Top 20 safest airlines in the world for 2019 by AirlineRatings.com.
•Ranked as the top U.S. airline in the Dow Jones Sustainability Index (DJSI) for the third consecutive year.

Our People
•Ranked among Forbes' 2019 global list for "World's Best Employers" for the fifth year in a row.
•Completed Flight Path, our leader-led program aimed at informing and engaging our employees, bringing over 95% of Air Group employees together to discuss our culture and future.
•Awarded $163 million in incentive pay for 2019, an 11% increase over 2018.
•Alaska technicians, represented by the Aircraft Mechanics Fraternal Association, ratified an integrated seniority list and a transition agreement, including a two-year contract extension, in July 2019. This completes a major integration milestone, in that all of our workgroups are under joint agreements, less than three years from our acquisition of Virgin America.
•Alaska's clerical, office, and passenger service, and Alaska's ramp and stores employees, both represented by the International Association of Machinists, each ratified new five-year agreements in August 2019.

Our Guests and Product
•Launched commercial service from Paine Field in Everett, Washington, to 10 West Coast destinations.
•Finished painting the Alaska Airlines livery on all Airbus aircraft.
•Completed cabin interior renovations on the 42nd Airbus aircraft, or approximately 60% of the Airbus fleet.
•Installed high-speed satellite Wi-Fi on the 104th mainline aircraft, or approximately 45% of the mainline fleet.
•Opened a new 15,000+ square foot flagship lounge in the North Satellite at Sea-Tac International Airport and announced plans to build a new lounge in Terminal 2 at San Francisco International Airport.
•Added EL AL Israel Airlines as a new global Mileage Plan partner.
•Added four Boeing 737-900ER aircraft and two Airbus A321neo aircraft in 2019.
•Added four Embraer 175 (E175) aircraft to the Regional operating fleet in 2019.

Our Communities
•Launched LIFT, Alaska's newly renamed social and environmental impact program, complete with a week of employee volunteer events in eight cities across our network.
•Donated over $15 million and contributed more than 41,000 volunteer hours to support nonprofits in our local communities, focusing on youth and education, medical (research/transportation) and community outreach.

SEATTLE — Alaska Air Group Inc. (NYSE: ALK) today reported fourth quarter 2019 GAAP net income of $181 million, or $1.46 per diluted share, compared to $23 million, or $0.19 per diluted share in 2018. Excluding the impact of merger-related costs and mark-to-market fuel hedge adjustments, the company reported fourth quarter adjusted net income of $181 million, or $1.46 per diluted share, compared to adjusted net income of $93 million, or $0.75 per diluted share in the fourth quarter of 2018.
The company reported full-year 2019 GAAP net income of $769 million, compared to $437 million in the prior year. Excluding the impact of merger-related costs and mark-to-market fuel hedge adjustments, the company reported adjusted net income of $798 million, or $6.42 per diluted share for 2019, compared to adjusted net income of $554 million, or $4.46 per diluted share in 2018.
"When we announced our intention to purchase Virgin America in the spring of 2016, we launched a body of work that was designed to make Alaska the 'Go To' airline for people living up and down the West Coast," said Brad Tilden, Alaska's CEO. "2019 was a fantastic year as we completed the majority of that work and began to see significant returns from our investment. We're grateful to our people for pulling together to produce this strong financial performance, and proud that they are sharing in this financial success through our incentive pay program."
The following tables reconcile the company's adjusted net income and earnings per diluted share (EPS) during the full year and fourth quarters of 2019 and 2018 to amounts as reported in accordance with GAAP:

	Three Months Ended December 31,
	2019		2018
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income and diluted EPS	$181	$1.46	$23	$0.19
Mark-to-market fuel hedge adjustments	(5)	(0.04)	52	0.42
Special items - merger-related costs	5	0.04	20	0.16
Special items - other (a)	—	—	20	0.16
Income tax effect on special items and fuel hedge adjustments	—	—	(22)	(0.18)
Non-GAAP adjusted net income and diluted EPS	$181	$1.46	$93	$0.75

	Twelve Months Ended December 31,
	2019		2018
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income and diluted EPS	$769	$6.19	$437	$3.52
Mark-to-market fuel hedge adjustments	(6)	(0.05)	22	0.18
Special items - merger-related costs	44	0.35	87	0.70
Special items - other (a)	—	—	45	0.36
Income tax effect on special items and fuel hedge adjustments	(9)	(0.07)	(37)	(0.30)
Non-GAAP adjusted net income and diluted EPS	$798	$6.42	$554	$4.46
(a)Special items - other includes special charges associated with the employee tax reform bonus paid in Q1 2018, and a $20 million contract termination fee incurred in Q4 2018.

Statistical data, as well as a reconciliation of other reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

A conference call regarding the fourth quarter and full year results will be simulcast online at 1:30 p.m. Pacific time on January 28, 2020. It can be accessed through the company's website at alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc., Horizon Air Industries, Inc., and Virgin America Inc. (through July 20, 2018, at which point it was legally merged into Alaska Airlines, Inc.) are referred to as “Alaska,” “Horizon,” and "Virgin America" respectively, and together as our “airlines.”

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines and its regional partners fly 47 million guests a year to 115 destinations with an average of 1,300 daily flights across the United States and to Mexico, Canada, and Costa Rica. With Alaska and Alaska Global Partners, guests can earn and redeem miles on flights to more than 800 destinations worldwide. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Carriers in North America” in the J.D. Power North America Satisfaction Study for 12 consecutive years from 2008 to 2019. Learn more about Alaska’s award-winning service at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share amounts)	2019	2018	Change	2019	2018	Change
Operating Revenues:
Passenger revenue	2,057	1,907	8%	8,095	7,631	6%
Mileage Plan other revenue	119	105	13%	465	434	7%
Cargo and other	52	52	—%	221	199	11%
Total Operating Revenues	2,228	2,064	8%	8,781	8,264	6%

Operating Expenses:
Wages and benefits	638	561	14%	2,370	2,190	8%
Variable incentive pay	38	43	(12)%	163	147	11%
Aircraft fuel, including hedging gains and losses	470	539	(13)%	1,878	1,936	(3)%
Aircraft maintenance	96	115	(17)%	437	435	—%
Aircraft rent	84	82	2%	331	315	5%
Landing fees and other rentals	143	128	12%	531	499	6%
Contracted services	75	79	(5)%	289	306	(6)%
Selling expenses	77	81	(5)%	313	326	(4)%
Depreciation and amortization	106	108	(2)%	423	398	6%
Food and beverage service	55	53	4%	214	211	1%
Third-party regional carrier expense	41	40	3%	166	154	8%
Other	148	149	(1)%	559	572	(2)%
Special items - merger-related costs	5	20	(75)%	44	87	(49)%
Special items - other	—	20	NM	—	45	NM
Total Operating Expenses	1,976	2,018	(2)%	7,718	7,621	1%
Operating Income	252	46	NM	1,063	643	65%

Non-operating Income (Expense):
Interest income	11	9	22%	42	38	11%
Interest expense	(18)	(20)	(10)%	(78)	(91)	(14)%
Interest capitalized	4	4	—%	15	18	(17)%
Other - net	(6)	(3)	NM	(26)	(23)	13%
Total Non-operating Expense	(9)	(10)	(10)%	(47)	(58)	(19)%
Income Before Income Tax	243	36		1,016	585
Income tax expense	62	13		247	148
Net Income	$181	$23		$769	$437

Basic Earnings Per Share:	$1.47	$0.19		$6.24	$3.55
Diluted Earnings Per Share:	$1.46	$0.19		$6.19	$3.52

Shares Used for Computation:
Basic	123.129	123.271		123.279	123.230
Diluted	124.245	124.095		124.289	123.975

Cash dividend declared per share	$0.35	$0.32		$1.40	$1.28

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	December 31, 2019	December 31, 2018
Cash and marketable securities	$1,521	$1,236
Other current assets	516	551
Current assets	2,037	1,787
Property and equipment-net	6,902	6,781
Operating lease asset	1,711	—
Goodwill	1,943	1,943
Intangible assets-net	122	127
Other assets	278	274
Total assets	$12,993	$10,912

Air traffic liability	900	788
Current portion of long-term debt	235	486
Current portion of operating lease liabilities	269	—
Other current liabilities	1,797	1,668
Current liabilities	$3,201	$2,942
Long-term debt	1,264	1,617
Long-term operating lease liabilities	1,439	—
Other liabilities and credits	2,758	2,602
Shareholders' equity	4,331	3,751
Total liabilities and shareholders' equity	$12,993	$10,912

Debt-to-capitalization ratio, including operating leases(a)	41%	47%
Number of common shares outstanding	123.000	123.194
(a)Following the adoption of the new lease accounting standard on January 1, 2019, the ratio is calculated using the total capitalized Operating lease liability, whereas prior year periods were calculated utilizing the present value of aircraft lease payments. This change had no impact to the ratio.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	Change	2019	2018	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	11,715	11,117	5.4%	46,733	45,802	2.0%
RPMs (000,000) "traffic"	13,928	13,401	3.9%	56,040	54,673	2.5%
ASMs (000,000) "capacity"	16,648	16,079	3.5%	66,654	65,335	2.0%
Load factor	83.7%	83.3%	0.4 pts	84.1%	83.7%	0.4 pts
Yield	14.77¢	14.24¢	3.7%	14.45¢	13.96¢	3.5%
RASM	13.38¢	12.84¢	4.2%	13.17¢	12.65¢	4.2%
CASMex(b)	9.01¢	8.95¢	0.7%	8.70¢	8.50¢	2.3%
Economic fuel cost per gallon(b)	$2.21	$2.35	(6.0)%	$2.19	$2.28	(3.9)%
Fuel gallons (000,000)	216	208	3.8%	862	839	2.7%
ASM's per gallon	77.2	77.5	(0.4)%	77.3	77.9	(0.8)%
Average full-time equivalent employees (FTEs)	22,506	21,838	3.1%	22,126	21,641	2.2%
Employee productivity (PAX/FTEs/months)	173.5	169.7	2.2%	176.0	176.4	(0.2)%
Mainline Operating Statistics:
Revenue passengers (000)	8,805	8,496	3.6%	35,530	35,603	(0.2)%
RPMs (000,000) "traffic"	12,496	12,104	3.2%	50,413	49,781	1.3%
ASMs (000,000) "capacity"	14,895	14,457	3.0%	59,711	59,187	0.9%
Load factor	83.9%	83.7%	0.2 pts	84.4%	84.1%	0.3 pts
Yield	13.69¢	13.18¢	3.9%	13.39¢	13.01¢	2.9%
RASM	12.53¢	12.04¢	4.1%	12.36¢	11.93¢	3.6%
CASMex(b)	8.27¢	8.20¢	0.9%	8.00¢	7.73¢	3.5%
Economic fuel cost per gallon(b)	$2.19	$2.34	(6.4)%	$2.17	$2.27	(4.4)%
Fuel gallons (000,000)	182	177	2.8%	731	727	0.6%
ASM's per gallon	81.8	81.7	0.1%	81.7	81.4	0.4%
Average number of FTEs	16,771	16,445	2.0%	16,642	16,353	1.8%
Aircraft utilization	10.8	10.7	0.9%	10.9	11.2	(2.7)%
Average aircraft stage length	1,303	1,313	(0.8)%	1,299	1,298	0.1%
Operating fleet	237	233	4 a/c	237	233	4 a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,910	2,621	11.0%	11,203	10,199	9.8%
RPMs (000,000) "traffic"	1,432	1,298	10.3%	5,627	4,892	15.0%
ASMs (000,000) "capacity"	1,753	1,623	8.0%	6,943	6,148	12.9%
Load factor	81.7%	80.0%	1.7 pts	81.0%	79.6%	1.4 pts
Yield	24.22¢	24.13¢	0.4%	23.90¢	23.66¢	1.0%
Operating Fleet	95	97	(2) a/c	95	97	(2) a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.
(c)Data presented includes information related to flights operated by Horizon and third-party carriers.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31, 2019
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenue	1,711	346	—	—	2,057	—	2,057
CPA revenue	—	—	110	(110)	—	—	—
Mileage Plan other revenue	107	12	—	—	119	—	119
Cargo and other	49	1	—	2	52	—	52
Total Operating Revenues	1,867	359	110	(108)	2,228	—	2,228
Operating Expenses
Non-fuel operating expenses	1,233	280	99	(111)	1,501	5	1,506
Fuel expense	398	77	—	—	475	(5)	470
Total Operating Expenses	1,631	357	99	(111)	1,976	—	1,976
Non-operating income (expense)
Interest income	16	—	—	(5)	11	—	11
Interest expense	(18)		(6)	6	(18)	—	(18)
Interest capitalized	4	—	—	—	4	—	4
Other	(6)	—	—	—	(6)	—	(6)
Total Non-operating Income (Expense)	(4)	—	(6)	1	(9)	—	(9)
Income (loss) Before Income Tax	$232	$2	$5	$4	$243	$—	$243

	Three Months Ended December 31, 2018
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenue	1,595	312	—	—	1,907	—	1,907
CPA revenues	—	—	133	(133)	—	—	—
Mileage Plan other revenue	96	9	—	—	105	—	105
Cargo and other	50	2	—	—	52	—	52
Total Operating Revenues	1,741	323	133	(133)	2,064	—	2,064
Operating Expenses
Non-fuel operating expenses	1,185	269	120	(135)	1,439	40	1,479
Fuel expense	415	72	—	—	487	52	539
Total Operating Expenses	1,600	341	120	(135)	1,926	92	2,018
Non-operating income (expense)
Interest income	14	—	—	(5)	9	—	9
Interest expense	(18)	—	(6)	4	(20)	—	(20)
Interest capitalized	4	—	—	—	4	—	4
Other	(3)	—	—	—	(3)	—	(3)
Total Non-operating Income (Expense)	(3)	—	(6)	(1)	(10)	—	(10)
Income (loss) Before Income Tax	$138	$(18)	$7	$1	$128	$(92)	$36

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Twelve Months Ended December 31, 2019
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenue	6,750	1,345	—	—	8,095	—	8,095
CPA revenue	—	—	450	(450)	—	—	—
Mileage Plan other revenue	419	46	—	—	465	—	465
Cargo and other	212	3	1	5	221	—	221
Total Operating Revenues	7,381	1,394	451	(445)	8,781	—	8,781
Operating Expenses
Non-fuel operating expenses	4,778	1,097	385	(464)	5,796	44	5,840
Fuel expense	1,589	295	—	—	1,884	(6)	1,878
Total Operating Expenses	6,367	1,392	385	(464)	7,680	38	7,718
Non-operating income (expense)
Interest income	66	—	—	(24)	42	—	42
Interest expense	(76)	—	(28)	26	(78)	—	(78)
Interest capitalized	15	—	—	—	15	—	15
Other	(26)	—	—	—	(26)	—	(26)
Total Non-operating Income (Expense)	(21)	—	(28)	2	(47)	—	(47)
Income (loss) Before Income Tax	$993	$2	$38	$21	$1,054	$(38)	$1,016

	Twelve Months Ended December 31, 2018
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenue	6,474	1,157	—	—	7,631	—	7,631
CPA revenue	—	—	508	(508)	—	—	—
Mileage Plan other revenue	397	37	—	—	434	—	434
Cargo and other	192	3	4	—	199	—	199
Total Operating Revenues	7,063	1,197	512	(508)	8,264	—	8,264
Operating Expenses
Non-fuel operating expenses	4,577	1,024	465	(513)	5,553	132	5,685
Fuel expense	1,652	262	—	—	1,914	22	1,936
Total Operating Expenses	6,229	1,286	465	(513)	7,467	154	7,621
Non-operating income (expense)
Interest income	53	—	—	(15)	38	—	38
Interest expense	(82)	—	(22)	13	(91)	—	(91)
Interest capitalized	16	—	2	—	18	—	18
Other	(12)	(11)	—	—	(23)	—	(23)
Total Non-operating Income (Expense)	(25)	(11)	(20)	(2)	(58)	—	(58)
Income (loss) Before Income Tax	$809	$(100)	$27	$3	$739	$(154)	$585
(a)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and does not include certain charges. See Note A in the accompanying pages for further information.
(b)Includes merger-related costs, mark-to-market fuel-hedge accounting charges, special charges associated with the employee tax reform bonus paid in Q1 2018, and a $20 million contract termination fee incurred in Q4 2018.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation (unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
(in cents)	2019		2018		2019		2018
Consolidated:
Total operating expenses per ASM (CASM)	11.86	¢	12.55	¢	11.58	¢	11.66	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.82		3.35		2.82		2.96
Special items - merger-related costs	0.03		0.13		0.06		0.13
Special items - other	—		0.12		—		0.07
CASM, excluding fuel and special items	9.01	¢	8.95	¢	8.70	¢	8.50	¢

Mainline:
Total operating expenses per ASM (CASM)	10.95	¢	11.70	¢	10.73	¢	10.78	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.64		3.23		2.65		2.83
Special items - merger-related costs	0.04		0.14		0.08		0.14
Special items - other	—		0.13		—		0.08
CASM, excluding fuel and special items	8.27	¢	8.20	¢	8.00	¢	7.73	¢

Fuel Reconciliations (unaudited)

	Three Months Ended December 31,
	2019				2018
(in millions, except for per gallon amounts)	Dollars		Cost/Gal		Dollars		Cost/Gal
Raw or "into-plane" fuel cost	$471		$2.19		$488		$2.35
Losses (gains) on settled hedges	4		0.02		(1)		—
Consolidated economic fuel expense	$475		$2.21		$487		$2.35
Mark-to-market fuel hedge adjustments	(5)		(0.03)		52		0.25
GAAP fuel expense	$470		$2.18		$539		$2.60
Fuel gallons	216				208

	Twelve Months Ended December 31,
	2019				2018
(in millions, except for per gallon amounts)	Dollars		Cost/Gal		Dollars		Cost/Gal
Raw or "into-plane" fuel cost	$1,868		$2.17		$1,938		$2.31
Losses (gains) on settled hedges	16		0.02		(24)		(0.03)
Consolidated economic fuel expense	$1,884		$2.19		$1,914		$2.28
Mark-to-market fuel hedge adjustments	(6)		(0.01)		22		0.03
GAAP fuel expense	$1,878		$2.18		$1,936		$2.31
Fuel gallons	862				839

Debt-to-capitalization, adjusted for aircraft operating leases
(in millions)	December 31, 2019	December 31, 2018
Long-term debt	$1,264	$1,617
Capitalized operating leases(a)	1,708	1,768
Adjusted debt	2,972	3,385
Shareholders' equity	4,331	3,751
Total Invested Capital	$7,303	$7,136

Debt-to-capitalization ratio, including operating leases	41%	47%
(a)Following the adoption of the new lease accounting standard on January 1, 2019, the ratio is calculated using the total capitalized Operating lease liability, whereas prior year periods were calculated utilizing the present value of aircraft lease payments. This change had no impact to the ratio.

Net adjusted debt to earnings before interest, taxes, depreciation, amortization, special items and rent
(in millions)	December 31, 2019
Adjusted debt	$2,972
Current portion of long-term debt	235
Total adjusted debt	3,207
Less: Cash and marketable securities	(1,521)
Net adjusted debt	$1,686

(in millions)	Year Ended December 31, 2019
GAAP Operating Income	$1,063
Adjusted for:
Special items	44
Mark-to-market fuel hedge adjustments	(6)
Depreciation and amortization	423
Aircraft rent	331
EBITDAR	$1,855
Net adjusted debt to EBITDAR	0.9x

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By eliminating fuel expense and certain special items (including merger-related costs, a one-time contract termination fee and an employee tax reform bonus) from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and certain special items, such as merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan, which covers the majority of Air Group employees.

•CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as merger-related costs and mark-to-market hedging adjustments, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Free Cash Flow Conversion - free cash flow as a percentage of adjusted net income

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus A321neo family jets and all associated revenues and costs

Net adjusted debt - long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities

Net adjusted debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan™, and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest, and PenAir. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile